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                            THE CHASE MANHATTAN BANK
                                 270 PARK AVENUE
                            NEW YORK, NEW YORK 10017



                                 April 28, 1998


Dove Entertainment, Inc.
8955 Beverly Boulevard
Los Angeles, CA  90048
Attention:  Neil Topham

Ladies and Gentlemen:

                  Reference is made to that Credit, Security, Guaranty and Pledge Agreement dated as of November 4, 1997, as amended (as so amended, the "Credit Agreement") among Dove Entertainment, Inc. (the "Borrower"), the Corporate Guarantors named therein and The Chase Manhattan Bank (the "Lender"). All capitalized terms used herein and not otherwise defined herein shall have the meanings given them in the Credit Agreement.

                  The Borrower has requested that the Lender consent to the exclusion of the Excluded Prepayments (as defined below) from the prepayment and other payment requirements set forth in Sections 2.9(h) and 3A(c) of the Credit Agreement.

                  By its signature below, the Lender hereby consents to the exclusion of the Excluded Prepayments from the respective prepayment and payment requirements set forth in Sections 2.9(h) and 3A(c) of the Credit Agreement; provided, that (i) that portion of the Excluded Prepayments consisting of the $215,000 advance by American Broadcasting Companies, Inc. under the Futuresport ABC Contract shall be deposited in the production account for "Futuresport" (as set forth in Section 2.2(g) of the Credit Agreement), (ii) that portion of the Excluded Prepayments consisting of the $165,000 advance by Columbia TriStar Home Video under the Futuresport Columbia Contract shall be deposited in the production account for "Futuresport" (as set forth in Section 2.2(g) of the Credit Agreement) and (iii) that portion of the Excluded Prepayments consisting of the Home Video Residual Amount shall be paid to the Screen Actors Guild, the Directors Guild of America and/or the Writers Guild of America (or their respective designees) as applicable.

                  The term "Excluded Prepayments" means, collectively, (i) the $215,000 advance payable to the Futuresport Borrower by American Broadcasting Companies, Inc. under the Futuresport ABC contract as part of the payment payable on completion of principal photography of "Futuresport", (ii) the $165,000 advance payable by Columbia TriStar Home Video under the Futuresport Columbia Contract upon execution of such agreement and delivery of chain of title and (iii) payments under the Futuresport Columbia Contract in an amount equal to the Home Video Residual Amount. The "Home Video Residual Amount" is the amount payable to the Screen Actors Guild, the Directors Guild of America and the Writers Guild of America for residuals (including pension, health and welfare payments) for the exploitation of "Futuresport" on home video; provided, that the amount payable to such guilds shall not exceed $120,000 in the aggregate.

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                  By execution hereof, the Credit Parties hereby represent and warrant that as of the date hereof, there exists no Default of Event of Default.

                  This letter agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together, shall constitute one and the same instrument.

                  Except to the extent expressly set forth above, this Letter Agreement does not constitute a modification or waiver of any provision of the Credit Agreement. Except as expressly modified herein, and all terms of the Credit Agreement shall remain in full force and effect.

                  Please acknowledge your agreement with the foregoing by signing in the space indicated below.

                                        Very truly yours,

                                        THE CHASE MANHATTAN BANK


                                        By: /s/ MITCHELL J. GERVIS
                                           --------------------------------
                                           Name: Mitchell J. Gervis
                                           Title: Vice President

AGREED as of the date written above:

DOVE ENTERTAINMENT, INC.


By: /s/ NEIL TOPHAM
   --------------------------------
   Name:  Neil Topham
   Title:    Vice President & Chief Financial Officer



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